Exhibit (a)(14)

INVESTORS CASH TRUST

Amended and Restated Establishment and Designation of Series and

Classes of Shares of Beneficial Interest, Without Par Value

WHEREAS, the Trustees of Investors Cash Trust (the “Trust”), acting pursuant to the Trust’s Amended and Restated Declaration of Trust (the “Declaration”), dated June 2, 2008, as amended, had previously established and designated one or more series of shares of beneficial interest in the Trust (each, a “Series” composed of “Shares”) pursuant to one or more designations of series (the “Prior Series Designations”) and had previously established and designated one or more classes of Shares (each, a “Class”) for some or all of the Series pursuant to one or more designations of classes (the “Prior Class Designations,” such Prior Series Designations and Prior Class Designations referred to herein collectively as the “Prior Designations”);

WHEREAS, the Trustees of the Trust, effective July 2, 2018, restated the Trust’s Prior Designations, the terms of the restated designation to supersede any terms set forth in the Prior Designations; and

WHEREAS, pursuant to Article V, Section 5.10 and 5.12 of the Declaration, the Trustees, at a meeting held on July 11, 2018, authorized the following Series’ name change:

•	The Series known as DWS Variable NAV Money Fund is renamed “DWS ESG Liquidity Fund.”

NOW THEREFORE, pursuant to Article V, Section 5.12 and Article VIII, Section 8.3 of the Declaration, the Trustees of the Trust, effective October 1, 2018, hereby amend and restate the Trust’s Prior Designations, the terms of which are to supersede any terms set forth in the Prior Designations:

1.       The following Series of Shares and Classes thereof are established and designated, the Shares, without par value, of such Series and Classes to be subject to the terms of, and entitled to all the rights and preferences accorded to Shares of a Series, and, if applicable, a Class, under the Declaration and this amended and restated designation:

DWS Central Cash Management Fund

DWS Treasury Portfolio:

Capital Shares

DWS U.S. Treasury Money Fund Class S

Institutional Shares

Investment Class Shares

DWS ESG Liquidity Fund:

Capital Shares

Institutional Shares

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2.       For Shares of a Class of a Series, the relative rights and preferences of such Class shall be as determined by the Trustees of the Trust from time to time in accordance with the Declaration and set forth in the Trust’s Multi-Distribution System Plan adopted pursuant to Rule 18f-3 under the Investment Company Act of 1940, as amended, as such Plan may be amended from time to time, or as otherwise required by applicable law. The Shares of a Class of a Series shall have such other terms, features and qualifications as may be determined by the Trustees of the Trust from time to time in accordance with the Declaration and set forth in the current prospectus and statement of additional information of the Series relating to such Class, contained in the Trust’s registration statement under the Securities Act of 1933, as amended, (if applicable) as such prospectus or statement of additional information may be further supplemented from time to time.

3.       The designation of the Series and Classes hereby shall not impair the power of the Trustees from time to time to designate additional Series and Classes of Shares of the Trust.

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IN WITNESS WHEREOF, the undersigned, being a majority of the Trustees of the Trust, have executed this instrument as of this 11th day of July 2018.

/s/ John W. Ballantine	/s/ Henry P. Becton, Jr.
John W. Ballantine, Trustee	Henry P. Becton, Jr., Trustee
/s/ Dawn-Marie Driscoll	/s/ Keith R. Fox
Dawn-Marie Driscoll, Trustee	Keith R. Fox, Trustee
/s/ Paul K. Freeman	/s/ Richard J. Herring
Paul K. Freeman, Trustee	Richard J. Herring, Trustee
/s/ William McClayton	/s/ Rebecca W. Rimel
William McClayton, Trustee	Rebecca W. Rimel, Trustee
/s/ William N. Searcy, Jr.	/s/ Jean Gleason Stromberg
William N. Searcy, Jr., Trustee	Jean Gleason Stromberg, Trustee

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